UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐     Preliminary Proxy Statement.
☐     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐     Definitive Proxy Statement.
☒     Definitive Additional Materials.
☐     Soliciting Material Pursuant to Rule 14a-12.

ONEOK PARTNERS, L.P.
(Name of Registrant as Specified In Its Partnership Agreement)

ONEOK PARTNERS GP, L.L.C.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4)     Date Filed:
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ONEOK Partners, L.P.

The Talking Points below will be utilized by ONEOK Partners, L.P. ("ONEOK Partners") and its proxy solicitor, D.F.King & Co., Inc., in connection with communications or discussions with ONEOK Partners' common unitholders regarding Proposals No. 1 and 2 in ONEOK Partners’ Proxy Statement for its special meeting on March 29, 2007.

SUMMARY QUESTIONS AND ANSWERS ABOUT THE CONVERSION PROPOSAL AND AMENDMENT PROPOSAL

Q:    Who is soliciting my proxy?

A:    ONEOK Partners GP, L.L.C. (the “General Partner”) is sending you this proxy statement. Certain directors, officers and employees of the General Partner, ONEOK Partners and D.F. King & Co., Inc. (a proxy solicitor) may also solicit proxies on ONEOK Partners’ behalf by mail, phone, internet, fax or in person.

Q:     Where and when is the special meeting?

A:     The special meeting will take place at ONEOK Partners’ corporate headquarters at ONEOK Plaza, 100 W. 5th Street, Tulsa, Oklahoma 74103-4298, on March 29, 2007, at 10:00 a.m. local time.

Q:     What am I being asked to vote on?

A:     At the special meeting, ONEOK Partners’ Common Unitholders will act upon the following three proposals:

1.	Approve the conversion of all outstanding Class B Units into the same number of Common Units of ONEOK Partners, L.P. and the issuance of those converted units upon such conversion;

2.	Amend the existing Partnership Agreement of ONEOK Partners to:

(a) permit the General Partner and its affiliates to vote the limited partnership interests held by them in connection with any future proposal to remove the General Partner; and

(b) to provide for the payment of fair market value to the General Partner for the general partner interest of the General Partner in all cases where the General Partner is removed (the “Amendment Proposal”); and

3.	Adjourn the special meeting to a later date, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals.

Upon approval of the Conversion Proposal and the Amendment Proposal, all 36,494,126 outstanding Class B Units will automatically convert into 36,494,126 Common Units. If the Conversion Proposal is approved but the Amendment Proposal is not approved, all 36,494,126 outstanding Class B Units will become convertible into 36,494,126 Common Units at the option of the holders of such Class B Units.

Q:    What vote is required to approve the proposals?

A:    The Conversion Proposal requires a majority of the Common Units voted at the special meeting, provided that the total votes cast on the Conversion Proposal represent a majority of the Common Units entitled to vote, excluding Common Units controlled by ONEOK, Inc. and its Affiliates.

The Amendment Proposal requires the approval of at least two-thirds of the Outstanding Units, excluding the Common Units and Class B Units held by ONEOK, Inc. and its Affiliates.

Q:    How will distribution rights be affected by the vote?

A:    At present Class B Units are entitled to receive identical, but subordinated quarterly distributions as those received by Common Units.

However, if either the Conversion Proposal or the Amendment Proposal is not approved by April 6, 2007, then effective April 7, 2007, holders of Class B Units will be entitled to receive an increased amount equal to 110% of the quarterly distribution payable on each Common Unit.

If the conversion of Class B Units has not occurred and the General Partner is removed as the general partner by the holders of Outstanding Units, holders of Class B Units will be entitled to receive, an increased quarterly distribution equal to 123.5% of the quarterly distribution and 125% of the distributions on liquidation or dissolution of ONEOK Partners.

Any increased distribution on the Class B Units will reduce the amount of cash available to be distributed to the Common Unitholders.

If the Conversion Proposal and the Amendment Proposal are both approved, the holders of the Class B Units will receive an equivalent number of Common Units to its current holding of Class B Units, and, as a Common Unitholder, the former Class B Unitholder will receive the same distribution rights as current Common Unitholders.

Q:    At present, how do Class B Units quarterly distribution rights differ from Common Units?

A:    At present, Class B Units are subordinated to Common Units.

Q:    At present, how do Class B Units voting rights differ from Common Units? How will this be affected by the vote?

A:    At present, Class B Units have no voting rights, including with respect to the Common Unitholder votes relating to the Conversion Proposal and the Amendment Proposal (although holders of Class B Units are entitled to vote as a separate class on any matters that adversely affect the rights or preferences of the Class B Units in relation to other classes of partnership interests or as required by law).

However if, after April 6, 2007, either the Conversion Proposal or the Amendment Proposal is not approved, holders of Class B Units will receive voting rights identical to Common Units, other than unitholder votes relating to the authorization of the Conversion Proposal or the Amendment Proposal.

If the Conversion Proposal and the Amendment Proposal are both approved, the Class B Units will be automatically converted into an equivalent number of Common Units, which will be identical, including with respect to voting rights, to all other Common Units.

Q:    At present, how can the General Partner be removed by the Limited Partners?

A:    At present, a General Partner may be removed if such removal is approved by the Unitholders holding at least 66⅔% of the Outstanding Units (excluding units held by the General Partner or any of its Affiliates) voting as a single class.

Q:    How will the General Partner be able to be removed if the Amendment Proposal is approved?

A:    If the Amendment Proposal is approved, a General Partner may be removed by the Unitholders holding at least 66⅔% of the Outstanding Units (including units held by the General Partner and its Affiliates) voting as a single class.

This amendment would standardize the Partnership Agreement in a manner consistent with many other master limited partnerships. Given the number of units presently owned by ONEOK, Inc. and its Affiliates (44.6% of the Outstanding Units) and so long as they own more than 33⅓% of the Outstanding Units, if the Amendment Proposal is approved, ONEOK, Inc. and its Affiliates would be able to prevent any removal of the General Partner.

Q:    What do I need to do now?

A:    ONEOK Partners urges you to read this proxy statement carefully and to consider how the Conversion Proposal and the Amendment Proposal affect you. Then vote your Common Units via the internet, by telephone or mark, sign, date and return your proxy card in the enclosed postage pre-paid return envelope as soon as possible so that your units can be voted at the special meeting of the Common Unitholders. Your vote is important no matter how many units you hold. If you hold your units in “street name” follow the instructions from your broker on how to vote your units. Please do not send in your unit certificates with your proxy.

Q.    How does the General Partners’ Board of Directors recommend I vote?

A:  The Board of Directors of the General Partner recommends that you vote “FOR” approval of the Conversion Proposal, “FOR” approval of the Amendment Proposal and “FOR” approval of the proposal to grant discretionary authority to the persons named as proxies to vote to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies.

Q:    Who is entitled to vote at the special meeting?

A:    Only Common Unitholders of record as of the close of business on January 29, 2007. ONEOK, Inc. and its Affiliates are not entitled to vote on the Conversion Proposal or the Amendment Proposal.

Q:    May I vote in person?

A:    Only record holders may attend the special meeting and vote in person. If your units are held in “street name,” you must obtain a legal proxy from your broker or bank in order to attend the special meeting and vote.

Q:    May I vote via the internet or telephone?

A:    Yes. If you are a record holder of your units, you may submit a proxy authorizing the voting of your units over the internet or telephonically by following the instructions on the enclosed proxy card.

Many custodian banks and brokers also provide internet and telephone voting options. If your units are held in “street name,” please follow the instructions sent to you by your bank or broker for these voting options.

Q:    What happens if I do not return my proxy card, vote via the internet or telephone or attend the special meeting and vote in person?

A:    Approval of the Conversion Proposal requires the approval of a majority of the Common Units voted at the special meeting, provided that the total votes cast on the Conversion Proposal represent a majority of the Common Units entitled to vote, excluding Common Units controlled by ONEOK, Inc. and its Affiliates.

Assuming that the votes cast on the Conversion Proposal constitute a majority of the votes entitled to be cast, if you do not vote, it will not have any effect on the Conversion Proposal since its approval requires the support of only a majority of the votes cast.

However, approval of the Amendment Proposal requires the approval of at least two-thirds of the Outstanding Units, excluding the Common Units and Class B Units held by ONEOK, Inc. and its Affiliates. Therefore, if you do not vote, it will have the same effect as if you voted against the Amendment Proposal.

Q:    If my broker holds my units in “street name,” will my broker vote my units for me?

A:    Your broker will not be able to vote your units without instructions from you.

Q:    What should I do if I receive more than one set of voting materials?

A:    Please complete, sign, date and return (or vote via the internet or telephone with respect to) each proxy card and voting instruction card that you receive.

Q:    What happens if I sell my Common Units before the special meeting?

A:    If you transfer your Common Units after the record date of the special meeting but before the special meeting, you will retain your right to vote at the special meeting.

Q:    Who can help answer my questions?

A:    D.F. King & Co., Inc.

48 Wall Street
New York, NY 10005
1-800-549-6746 (toll-free)
1-212-269-5550 (call collect)